UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2021

Onconova Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

12 Penns Trail Newtown, PA	18940
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 759-3680

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ONTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 23, 2021, Onconova Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Guggenheim Securities, LLC (the “Representative”), as representative of the several underwriters identified in Schedule I thereto (the “Underwriters”), in connection with its previously announced public offering (the “Offering”) of 5,000,000 shares (the “Firm Shares”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at a public offering price of $4.20 per share less underwriting discounts and commissions. Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 750,000 shares of Common Stock at the same price (the “Option Shares,” and together with the Firm Shares, the “Shares”).

The net proceeds to the Company from the Offering, excluding any exercise by the Underwriters of their thirty day option to purchase any of the Option Shares, are expected to be approximately $19.5 million after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company.

The Representative is acting as sole book-running manager. Ladenburg Thalmann & Co. Inc. and Noble Capital Markets, Inc. are acting as co-managers for the Offering.

The Offering is being made pursuant to a Registration Statement (No. 333-237844) on Form S-3, which was initially filed by the Company with the Securities and Exchange Commission (“SEC”) on April 24, 2020, amended on Form S-3/A that was filed with the SEC on May 15, 2020, and was declared effective by the SEC on May 18, 2020.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and which is incorporated herein by reference. Morgan, Lewis & Bockius LLP, counsel to the Company, delivered an opinion as to legality of the issuance and sale of the Shares in the Offering, a copy of which is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 24, 2021, the Company issued a press release announcing the Offering.  The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No	Description

1.1	Underwriting Agreement, dated September 23, 2021, by and between Onconova Therapeutics, Inc. and Guggenheim Securities, LLC

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

99.1	Press release dated September 24, 2021

104	Cover page Interactive Data file (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCONOVA THERAPEUTICS, INC.

Date: September 24, 2021	/s/ MARK GUERIN
Name: Mark Guerin
Title: Chief Financial Officer